As filed with the Securities and Exchange Commission on July 17, 2009.
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4438337
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30700 Russell Ranch Road, Westlake Village, California (Address of Principal Executive Offices)	91362 (Zip Code)
Stock Options, Restricted Stock and Restricted Stock Units
Granted as Employment Inducement Awards Outside of a Plan
(Full title of the plan)
Steven H. Berkowitz
Chief Executive Officer
Move, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362
(805) 557-2300
(Name, address and telephone number, including area code, of agent for service)
Copies of communications to:

James S. Caulfield Executive Vice President, General Counsel and Secretary Move, Inc. 30700 Russell Ranch Road Westlake Village, California 91362	Beth MacDonald Alston & Bird LLP Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, North Carolina 28280-4000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered	per share	offering price	registration fee
Common stock, par value $0.001 per share	2,625,000 (1)	$2.05 (2)	$5,381,250 (2)	$300.28

(1)	Amount to be registered consists of an aggregate of 2,625,000 shares of Move, Inc. (the “Company”) common stock issuable pursuant to the grant or exercise of employment inducement awards of stock options, restricted stock and/or restricted stock units, including additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the awards.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low sales prices of the Company’s common stock as reported on The NASDAQ Stock Market on July 14, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     (a) The documents constituting Part I of this registration statement will be delivered to the grantees as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
     (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to James S. Caulfield, at the address and telephone number on the cover of this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 2008;

(c)	The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed with the Commission on July 9, 1999, including all amendments or reports filed for the purpose of updating such description; and

(d)	All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.
     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
Delaware General Corporation Law
     The Company is incorporated under the laws of the State of Delaware. Section 145, as the same exists or may hereafter be amended (“Section 145”), of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were, are or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which he or she has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under Section 145.
Certificate of Incorporation and By-laws
     The Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), provides that the Company will, to the fullest extent permitted by the provisions of Section 145, as the same may be amended and supplemented, indemnify any and all persons whom the Company has power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. In addition, to the fullest extent permitted by law, the Certificate of Incorporation provides that none of the Company’s directors will be personally liable for monetary damages for breach of fiduciary duty as a director.
     The Company’s Bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (the “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was the Company’s director or officer or a director or officer of a Reincorporated Predecessor (as defined below) or is or was serving at the Company’s request or at the request of a Reincorporated Predecessor as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the Company’s best interests, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, the Company will indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Company’s board of directors. As used in this paragraph, the term the “Reincorporated Predecessor” means a corporation that is merged with and into the Company in a statutory merger where (a) the Company is the surviving corporation of such merger; and (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.
Contracts and Insurance
     The Company entered into indemnification agreements with its current directors and officers to give those directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. In addition, the Company maintains directors’ and officers’ liability insurance covering some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.
     See also the undertakings set out in response to “Item 9. Undertakings.”
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See the Exhibit Index, which is incorporated herein by reference.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(Signatures on following page)

SIGNATURES
     The Company. Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Campbell, state of California, on this 15th day of July, 2009.

MOVE, INC.
By:	/s/ STEVEN H. BERKOWITZ
Steven H. Berkowitz
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steven H. Berkowitz and James S. Caulfield, and each of them, his or her true and lawful attorneys-in-fact and agents each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming to all that said attorneys-in-fact and agents or any of them, or his or her, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ STEVEN H. BERKOWITZ Steven H. Berkowitz	Chief Executive Officer and a Director (Principal Executive Officer)	July 15, 2009

/s/ LEWIS R. BELOTE, III Lewis R. Belote, III	Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2009

/s/ JOE F. HANAUER Joe F. Hanauer	Chairman of the Board and a Director	July 15, 2009

SIGNATURE	TITLE	DATE

/s/ FRED D. ANDERSON Fred D. Anderson	Director	July 15, 2009

/s/ WILLIAM E. KELVIE William E. Kelvie	Director	July 15, 2009

/s/ KENNETH K. KLEIN Kenneth K. Klein	Director	July 15, 2009

/s/ GERALDINE B. LAYBOURNE Geraldine B. Laybourne	Director	July 15, 2009

/s/ ROGER B. MCNAMEE Roger B. McNamee	Director	July 15, 2009

/s/ V. PAUL UNRUH V. Paul Unruh	Director	July 15, 2009

/s/ CATHERINE B. WHATLEY Catherine B. Whatley	Director	July 15, 2009

/s/ BRUCE G. WILLISON Bruce G. Willison	Director	July 15, 2009
EXHIBIT INDEX
TO
FORM S-8
4.1	Restated Certificate of Incorporation of Move, Inc., dated June 23, 2005, as amended by the Certificate of Amendment dated June 22, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed August 7, 2006).

4.2	Certificate of Designation of Series B Convertible Participating Preferred Stock dated November 29, 2005 (incorporated by reference to Exhibit 3.01.2 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 filed March 13, 2006).

4.3	Bylaws of Move, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2006).

4.4	Form of Specimen Certificate for common stock (incorporated by reference to Exhibit 4.01 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed March 5, 2007).

5.1	Opinion of Alston & Bird LLP, counsel to the Company.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on signature page of this registration statement).